As filed with the Securities and Exchange Commission on February 24, 2015
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Bloomin’ Brands, Inc. (Exact name of registrant as specified in its charter)

Delaware	20-8023465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2202 North West Shore Boulevard, Suite 500
Tampa, Florida 33607
(Address of Principal Executive Offices) (Zip Code)

Bloomin’ Brands, Inc. 2012 Incentive Award Plan
(Full title of the plan)

Joseph J. Kadow
Executive Vice President and Chief Legal Officer
Bloomin’ Brands, Inc.
2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Name and address of agent for service)

(813) 282-1225
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer  ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)  Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value
2012 Incentive Award Plan	2,519,010	$25.21	$63,504,242	$7,380
(1) Represents additional shares of Common Stock issuable pursuant to the 2012 Incentive Award Plan.
(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the Plan.

(3) This calculation is made solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Global Select Market as of a date (February 19, 2014) within five business days prior to filing this Registration Statement.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (the “Registration Statement”) of Bloomin’ Brands, Inc. (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register 2,519,010 additional shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), under the 2012 Incentive Award Plan (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2012 (Registration No. 333-183270), March 4, 2013 (Registration No. 333-187035) and March 3, 2014 (Registration No. 333-194261).

.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1) The Registrant’s Annual Report on Form 10-K filed with the Commission on February 24, 2015 (File No. 001-35625); and

(2) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 23, 2015 and February 19, 2015 (File No. 001-35625).

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description
5.1	Opinion of Baker & Hostetler LLP.
23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included on the signature page).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on February 24, 2015.

Bloomin’ Brands, Inc.

By:	/s/ Elizabeth A. Smith
Name:	Elizabeth A. Smith
Title:	Chief Executive Officer
POWER OF ATTORNEY
We, the undersigned officers and directors of Bloomin’ Brands, Inc., hereby severally constitute and appoint David J. Deno, Joseph J. Kadow and Amanda L. Shaw, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Smith	Chief Executive Officer and Director	February 24, 2015
Elizabeth A. Smith	(Principal Executive Officer)

/s/ David J. Deno	Executive Vice President and Chief Financial and	February 24, 2015
David J. Deno	Administrative Officer (Principal Financial Officer)

/s/ Amanda L. Shaw	Senior Vice President, Chief Accounting Officer and	February 24, 2015
Amanda L. Shaw	International Finance (Principal Accounting Officer)

/s/ Andrew B. Balson		February 24, 2015
Andrew B. Balson	Director

/s/ James R. Craigie		February 24, 2015
James R. Craigie	Director

/s/ David R. Fitzjohn		February 24, 2015
David R. Fitzjohn	Director

/s/ Mindy Grossman		February 24, 2015
Mindy Grossman	Director

/s/ David Humphrey		February 24, 2015
David Humphrey	Director

/s/ Tara Walpert Levy		February 24, 2015
Tara Walpert Levy	Director

/s/ John J. Mahoney		February 24, 2015
John J. Mahoney	Director

/s/ Chris T. Sullivan		February 24, 2015
Chris T. Sullivan	Director

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Baker & Hostetler LLP.
23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included on the signature page).